                            AMENDMENT TO CREDIT AGREEMENT

       THIS AMENDMENT TO CREDIT AGREEMENT, dated effective as of January 22, 1998 (this "Amendment"), is by and between NATIONAL CITY BANCSHARES, INC. (the "Borrower"), and NBD BANK ("NBD").

                                 W I T N E S S E T H:

       WHEREAS, the Borrower and NBD entered into that certain Credit Agreement, dated as of December 22, 1997, as amended (as so amended, the "Agreement");

       WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

       NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

       2.      AMENDMENTS TO THE AGREEMENT.

       2.1. The definition of "Revolving Credit Commitment" is hereby amended to read in its entirety as follows:

       "Revolving Credit Commitment" means the obligation of the Bank to make Loans under the Revolving Credit not exceeding $45,000,000, as such amount shall be reduced pursuant to Section 2.2.

       2.2. Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

       2.2 CLOSING FEE AND REDUCTION OF REVOLVING CREDIT COMMITMENT. (a) The Borrower agrees to pay to the Bank an amendment fee equal to $5,000 concurrently with the execution of this Amendment. The Borrower acknowledges that that fee has been earned by the Bank and that it is nonrefundable upon payment. The Borrower may permanently reduce the Revolving Credit Commitment in whole, or in part in integral multiples of $100,000, upon at least ten Business Days' written notice to the Bank, which must specify the amount of the reduction, but the amount of the Revolving Credit Commitment may not be reduced below the outstanding principal amount of the Loans.

               (b) The Revolving Credit Commitment shall be reduced to the obligation of the Bank to make Loans under the Revolving Credit not exceeding


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$10,000,000 no later than June 30, 1998.  The Borrower shall prepay the Loans in such amounts as shall be necessary so that the outstanding Obligations shall not be in excess of the aggregate Revolving Credit Commitment, as reduced pursuant to this Section 2.2(b).

     3.        CONDITIONS PRECEDENT.   This Amendment shall become effective
as of the date first above written (the "Amendment Effective Date") upon the receipt by the Bank of the following:

       (i) Counterparts of this Amendment duly executed by the Borrower and NBD Bank.

       (ii) The Borrower shall have delivered to the Bank, in exchange for the Revolving Credit Note heretofore delivered to the Bank pursuant to Section 2.1 of the Agreement, a new Revolving Credit Note, dated the date of the Note being exchanged, payable to the Bank in a principal amount equal to the amount of the Revolving Credit Commitment and otherwise duly completed, and such Note shall constitute a Revolving Credit Note under the Agreement as amended hereby. Such Note shall be in the form attached hereto as exhibit A-1.

       (iii)   Such other documents as any Bank shall reasonably request.

       (iv)    Payment of the amendment fee set forth in Section 2.2(a).

       4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants that:

       4.1. The execution, delivery and performance by the Borrower of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property is or may be bound or affected.

       4.2. This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

       4.3. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including, without limitation, any creditor or stockholder of the Borrower, is required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

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       4.4.    After giving effect to the amendments contained herein, the representations and warranties contained in Article V of the Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

       5. RATIFICATION. The Agreement, as respectively amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects by the Borrower.

       6. REFERENCE TO AGREEMENT. From and after the Amendment Effective Date, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as the case may be, as respectively amended by this Amendment.

       7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.


                         NATIONAL CITY BANCSHARES, INC.

                                        By: /s/ Michael F. Elliott
                                           --------------------------------
                                                  Michael F. Elliott
                                        Its:      Chairman




                                        NBD BANK

                                        By: /s/ David P. Lamb
                                           --------------------------------
                                        David P. Lamb
                                        Its:      Vice President






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                                    EXHIBIT A-1
                               REVOLVING CREDIT NOTE


$45,000,000                                       Detroit, Michigan

                                                  January 22, 1998


       For value received, on or before the Revolving Credit Termination Date, or at such other maturity or maturities as are set forth in the Bank's records, National City Bancshares, Inc. (the "Borrower ") promises to pay to the order of NBD Bank (the "Bank"), at the Bank's principal office in the State of Michigan, in lawful money of the United States of America and in immediately available funds, the principal sum of FORTY FIVE MILLION AND 00/100 DOLLARS ($45,000,000), or such lesser amount as is indicated on the Bank's records, together with interest computed on the balance from time to time unpaid on the basis of the actual number of days elapsed in a year of 360 days at the rate(s) per annum determined from time to time pursuant to the "Credit Agreement" as defined below and reflected on the Bank's records. Interest on the unpaid principal amount is payable in accordance with the terms of the Credit Agreement. The Borrower agrees to pay interest on overdue principal from the date of demand or default until paid at the rate which is three percent (3%) per annum in excess of the rate announced from time to time by the Bank as its prime rate.

       In no event may the interest rate exceed the maximum rate allowed by law. Any interest which would for any reason be unlawful under applicable law will be applied to principal.

       Waiver: The Borrower and each endorser of this note and any other party liable for the debt evidenced by this note severally waives demand, presentment, notice of dishonor and protest of this note, and consents to any extension or postponement of time of its payment without limit as to number or period, to any substitution, exchange or release of all or any part of any collateral securing this note, to the addition of any party, and to the release, discharge, or suspension of any rights and remedies against any person who is liable for the payment of this note. No delay on the part of the holder in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the holder of any right or remedy precludes any future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default is effective unless it is in writing and signed by the holder, and a waiver on one occasion does not bar or waive any right on any future occasion.

       This note evidences a debt under the terms of a certain Credit Agreement between the Bank and the Borrower contemporaneously dated, and any amendments, (the "Credit



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Agreement"), which is incorporated by reference for additional terms, including default and acceleration provisions.


      WAIVER OF JURY TRIAL: The Borrower and the Bank waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with any Loan or the relationship established under it.

Address:

227 Main Street, P.O. Box 868      NATIONAL CITY BANCSHARES, INC.
Evansville, Indiana  47705-0868
                                   By:____________________________
                                        Michael F. Elliott
                                   Its: Chairman



















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